                                                                     Exhibit 4.1

                                                                  CONFORMED COPY


                         AMENDMENT NO. 6, CONSENT AND WAIVER dated as of August
                    10, 2001 (this "Amendment"), to the Credit Agreement dated as of January 23, 1998, as amended by Amendment No. 1 dated as of August 12, 1998, Amendment No. 2 and Waiver dated as of November 30, 1998, Amendment No. 3 dated as of June 30, 1999, Amendment No. 4 dated as of June 29, 2000, and Amendment No. 5 and Agreement dated as of January 26, 2001 (the "Credit Agreement"), among EAGLE FAMILY FOODS, INC. (the "Borrower"), EAGLE FAMILY FOODS HOLDINGS, INC. ("Holdings"), the Lenders (as defined in the Credit Agreement), THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders, as collateral agent (in such capacity, the "Collateral Agent") for the Lenders, as swingline lender (in such capacity, the "Swingline Lender"), and as issuing bank (in such capacity, the "Issuing Bank"), and MERRILL LYNCH CAPITAL CORPORATION, as documentation agent.

          A. Pursuant to the Credit Agreement, the Lenders, the Swingline Lender and the Issuing Bank have extended credit to the Borrower, and have agreed to extend credit to the Borrower, in each case pursuant to the terms and subject to the conditions set forth therein.

          B. The Borrower has informed the Administrative Agent that it intends to sell substantially all the assets of its ReaLemon business (the "ReaLemon Assets") in exchange for Net Proceeds of not less than $118,000,000 in cash (the "Proposed Sale"), and to use the Net Proceeds of the Proposed Sale to prepay Term Loans as required by, and in accordance with the provisions of,
Section 2.11(b) of the Credit Agreement (the "Mandatory Prepayment").

          C. The Borrower and Holdings have requested that the Required Lenders (i) consent to the Proposed Sale and waive compliance by the Borrower and Holdings with certain provisions of the Credit Agreement in connection with or as a consequence thereof and (ii) agree to amend certain other provisions of the Credit Agreement, in each case as set forth herein.

          D. The Required Lenders are willing to grant such consent and waiver and to amend the Credit Agreement, in each case pursuant to the terms and subject to the conditions set forth herein.

          E. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

          Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1.  Consent and Waiver.  The Required Lenders hereby (a)
                      -------------------
consent to the Proposed Sale and (b) waive compliance by the Borrower and Holdings with the provisions of Section 6.05 of the Credit Agreement to the extent necessary to consummate the Proposed Sale; provided, however, that (i)
                                                  --------  -------
the date the Proposed Sale is consummated (the "Sale Closing Date") shall be on or prior to October 15, 2001, (ii) the Proposed Sale shall be made for cash, and the Net Proceeds thereof shall be not less than $118,000,000, and
(iii) on the Sale Closing Date, the Borrower shall cause the Mandatory Prepayment to occur.

          SECTION 2.  Limited Waiver.  The Required Lenders hereby waive
                      ---------------
compliance by the Borrower and Holdings with the provisions of Sections 6.12 and
6.13 of the Credit Agreement, in each case for the period commencing on and including September 29, 2001 and ending on and including December 28, 2002.

          SECTION 3.  Amendments.  (a) The definition of the term "Applicable
                      -----------
Rate" contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "Applicable Rate" shall mean (a) with respect to any Eurodollar Loan,
           ---------------
     4.00% per annum, (b) with respect to any ABR Loan, 3.00% per annum, and (c) with respect to the commitment fees payable hereunder in respect of the Revolving Commitments, 0.50% per annum.

          (b)  The definition of the term "Permitted Acquisition" contained in
Section 1.01 of the Credit Agreement is hereby deleted.

          (c) The following is hereby inserted in the appropriate alphabetical order in Section 1.01 of the Credit Agreement:

          "Cleandown Availability Period" shall mean the period commencing on
           -----------------------------
     and including December 1 of any year and ending on and including March 31 of the following year.

          (d) Section 2.11 of the Credit Agreement is hereby amended by adding as a new paragraph (f) thereof the following:

          (f)  For a period of 30 consecutive days (the "First Cleandown
                                                         ---------------
     Period") chosen at the option of the Borrower and occurring during the
     ------
     Cleandown Availability Period commencing on December 1, 2001, Holdings and the Borrower shall ensure that the aggregate Revolving Exposure shall not exceed $27,500,000. For a period of 30 consecutive days (together with the First Cleandown Period, the "Cleandown Periods") chosen at the option of
                                  -----------------
     the Borrower and occurring during the Cleandown Availability Period commencing on December 1, 2002, Holdings and the Borrower shall ensure that the aggregate Revolving Exposure shall not exceed $20,000,000. In order to comply with the foregoing provisions of this paragraph, the Borrower shall, to the extent necessary, prepay Revolving Loans and/or Swingline Loans and shall not, during the relevant Cleandown Period, request any Revolving Loan or Swingline Loan, or the issuance of any Letter of Credit, in each case to the extent the making or issuance of the same would result in the aggregate Revolving Exposure exceeding the applicable amount provided for above.

          (e) Section 5.01(c) of the Credit Agreement is hereby amended by deleting the words "and 6.13" contained in clause (ii) thereof and substituting therefor the words ", 6.13 and 6.14".

          (f) Section 5.11 of the Credit Agreement is hereby amended by deleting the proviso to the second sentence thereof.

          (g) Section 6.01(a) of the Credit Agreement is hereby amended by (i) deleting the text of clause (ix) thereof and substituting therefor the words "[Intentionally Omitted]" and (ii) deleting the amount "$7,500,000" contained in clause (x) thereof and substituting therefor the amount "$500,000".

          (h) Section 6.04 of the Credit Agreement is hereby amended by deleting the text of paragraph (h) thereof and substituting therefor the words "[Intentionally Omitted]".

          (i) The Credit Agreement is hereby further amended by adding as new Sections 6.14 and 6.15 thereof the following:

          SECTION 6.14.  Minimum EBITDA.  Holdings and the Borrower will not
                         ---------------
     permit Consolidated EBITDA for any period of four consecutive fiscal quarters ending on any date set forth below to be less than the amount set forth below opposite such date:

               Date                       Amount
               ----                       ------

          September 28, 2001            $33,000,000

          December 29, 2001             $27,000,000

          March 30, 2002                $26,000,000

          June 29, 2002                 $23,000,000

          September 28, 2002            $23,000,000

          December 28, 2002             $22,000,000

          SECTION 6.15.  Deposit Accounts.  (a)  As promptly as practicable, and
                         -----------------
     in any event no later than September 30, 2001, each of Holdings and the Borrower shall either (i) enter into, and cause each depositary institution (each, a "Depositary Bank") at which it maintains any deposit accounts
               ---------------
     (each, a "Deposit Account") to enter into, an agreement in form and
               ---------------
     substance satisfactory to the Collateral Agent (a "Control Agreement")
                                                        -----------------
     pursuant to which, among other things, the Depositary Bank will acknowledge the security interest in favor of the Collateral Agent for the benefit of the Secured Party in the Deposit Accounts and agree to follow the instructions of the Collateral Agent with respect to transfers into and out of such Deposit Accounts or (ii) cause all such Deposit Accounts to be transferred to and maintained with the Collateral Agent.

          (b) After September 30, 2001, neither Holdings nor the Borrower will maintain any deposit accounts with a financial institution (other than the Collateral Agent) that has not entered into a Control Agreement with the Collateral Agent.

          SECTION 4.  Amendment Fee.  Each Lender that shall execute a
                      --------------
counterpart hereof and return such counterpart to the Administrative Agent or its counsel prior to 12:00 noon, New York City time, on August 10, 2001, shall be entitled, upon the effectiveness of this Amendment as provided in Section 6 below, to an amendment fee (an "Amendment Fee" and, collectively, the "Amendment Fees") equal to 1/8 of 1% of the sum of (a) the outstanding Term Loans of such Lender (after giving effect to the Mandatory Prepayment) and (b) the Revolving Commitment (whether used or unused) of such Lender, in each case, as calculated on the Amendment Effective Date (as defined below). The Amendment Fee payable to a Lender shall be paid to the Administrative Agent for the account of such Lender, shall be paid in immediately available funds and once paid, shall not be refundable under any circumstances.

          SECTION 5.  Representations and Warranties.  Each of the Borrower and
                      -------------------------------
Holdings represents and warrants to each other party hereto that, after giving effect to this Amendment, (a) the representations and warranties set forth in
Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, and (b) no Default or Event of Default has occurred and is continuing.

          SECTION 6.  Conditions to Effectiveness.  This Amendment shall become
                      ----------------------------
effective as of the date (the "Amendment Effective Date") that (a) the Proposed Sale and the Mandatory Prepayment shall have occurred and (b) the Administrative Agent shall have received (i) counterparts of this Amendment which, when taken together, bear the signatures of the Borrower, Holdings and the Required Lenders and (ii) the Amendment Fees and reimbursement of all other fees and expenses of the Administrative Agent for which invoices have been submitted to the Borrower.

          SECTION 7.  Release of Collateral.  Upon the effectiveness of this
                      ----------------------
Amendment as provided above, the Required Lenders hereby authorize and direct the Collateral Agent to take any and all action as may be reasonably requested by the Borrower to evidence the release of the security interests of the Security Documents in the ReaLemon Assets.

          SECTION 8.  Effect of Amendment.  Except as expressly set forth
                      --------------------
herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Swingline Lender, the Issuing Bank, the Collateral Agent or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower or Holdings to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.

          SECTION 9.  Counterparts.  This Amendment may be executed in any
                      -------------
number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

          SECTION 10.  Applicable Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND
                       ---------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 11.  Headings.  The headings of this Amendment are for
                       ---------
purposes of reference only and shall not limit or otherwise affect the meaning hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                   EAGLE FAMILY FOODS, INC.,

                                   by:
                                          Craig A. Steinke
                                          --------------------------------
                                       Name:  Craig A. Steinke
                                       Title: President and Executive Officer


                                   EAGLE FAMILY FOODS HOLDINGS, INC.,

                                   by:
                                          Craig A. Steinke
                                          --------------------------------
                                       Name:  Craig A. Steinke
                                       Title: President and Executive Officer


                                   THE CHASE MANHATTAN BANK,
                                   individually and as Administrative Agent,
                                   Collateral Agent, Issuing Bank and
                                   Swingline Lender,

                                   by:
                                          /s/ Neil R. Boylan
                                          --------------------------------
                                       Name:  Neil R. Boylan
                                       Title: Managing Director


                                   MERRILL LYNCH CAPITAL CORPORATION,
                                   individually and as Documentation Agent,

                                   by:
                                          /s/ Carol J.E. Feeley
                                          --------------------------------
                                       Name:  Carol J.E. Feeley
                                       Title: Vice President


                                   MERRILL LYNCH, PIERCE, FENNER & SMITH, INC.,

                                   by:

                                          /s/ Carol J.E. Feeley
                                          --------------------------------
                                       Name:  Carol J.E. Feeley
                                       Title: Director

                                   BANK OF TOKYO-MITSUBISHI TRUST COMPANY

                                   by:

                                          /s/ Chris Droussiotis
                                          --------------------------------
                                       Name:  Chris Droussiotis
                                       Title: Vice President


                                   MASSMUTUAL HIGH YIELD PARTNERS II LLC
                                   By: HYP Management, Inc. as Managing Member

                                   by:

                                          /s/ Thomas Li
                                          --------------------------------
                                       Name:  Thomas Li
                                       Title: Vice President


                                   MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

                                   by:

                                          /s/ Steven J. Katz
                                          --------------------------------
                                       Name:  Steven J. Katz
                                       Title: Second Vice President and
                                              Associate General Counsel


                                   KZH WATERSIDE LLC

                                   by:

                                          /s/ Susan Lee
                                          --------------------------------
                                       Name:  Susan Lee
                                       Title: Authorized Agent


                                   KZH PAMCO LLC

                                   by:

                                          /s/ Susan Lee
                                          --------------------------------
                                       Name:  Susan Lee
                                       Title: Authorized Agent


                                   KZH ING-2 LLC

                                   by:
                                          /s/ Susan Lee
                                          --------------------------------
                                       Name:  Susan Lee
                                       Title: Authorized Agent

                                   SOCIETE GENERATE

                                   by:

                                          /s/ Cynthia A. Jay
                                          --------------------------------
                                       Name:  Cynthia A. Jay
                                       Title: Managing Director


                                   FUJI BANK

                                   by:

                                          /s/ John D. Doyle
                                          --------------------------------
                                       Name:  John D. Doyle
                                       Title: Vice President & Manager


                                   SENIOR DEBT PORTFOLIO
                                   By: Boston Management and Research
                                   as Investment Advisor

                                   by:

                                          /s/ Payson F. Swaffield
                                          --------------------------------
                                       Name:  Payson F. Swaffield
                                       Title: Vice President


                                   VAN KAMPEN CLO I, LIMITED
                                   By: Van Kampen Management Inc. as Collateral
                                   Manager

                                   by:

                                          /s/ Darvin D. Pierce
                                          --------------------------------
                                       Name:  Darvin D. Pierce
                                       Title: Principal


                                   VAN KAMPEN SENIOR INCOME TRUST
                                   By: Van Kampen Investment Advisory Corp.

                                   by:

                                          /s/ Darvin D. Pierce
                                          --------------------------------
                                       Name:  Darvin D. Pierce
                                       Title: Principal

                                   VAN KAMPEN PRIME RATE INCOME TRUST
                                   By: Van Kampen Investment Advisory Corp.

                                   by:

                                          /s/ Darvin D. Pierce
                                          --------------------------------
                                       Name:  Darvin D. Pierce
                                       Title: Principal


                                   PAMCO CAYMAN LTD
                                   By: Highland Capital Management, L.P.
                                   as Collateral Manager

                                   by:

                                          /s/ Todd Travers
                                          --------------------------------
                                       Name:  Todd Travers
                                       Title: Senior Portfolio Manager


                                   INDOSUEZ CAPITAL FUNDING IIA, LIMITED
                                   By: Indosuez Capital as Portfolio Advisor

                                   by:

                                          /s/ Melissa Marano
                                          --------------------------------
                                       Name:  Melissa Marano
                                       Title: Vice President


                                   INDOSUEZ CAPITAL FUNDING IV, L.P.
                                   By: Indosuez Capital as Portfolio Advisor

                                   by:

                                          /s/ Melissa Marano
                                          --------------------------------
                                       Name:  Melissa Marano
                                       Title: Vice President


                                   MORGAN STANLEY PRIME INCOME TRUST

                                   by:

                                          /s/ Peter Gewirtz
                                          --------------------------------
                                       Name:  Peter Gewirtz
                                       Title: Vice President


                                   THE BANK OF NOVA SCOTIA

                                   by:

                                          /s/ Brian S. Allen
                                          --------------------------------
                                       Name:  Brian S. Allen
                                       Title: Managing Director

                                   BANK OF HAWAII

                                   by:

                                          /s/ Patricia Rohlfing
                                          --------------------------------
                                       Name:  Patricia Rohlfing
                                       Title: Vice President


                                   CREDIT AGRICOLE INDOSUEZ

                                   by:

                                          /s/ Rene LeBlanc
                                          --------------------------------
                                       Name:  Rene LeBlanc
                                       Title: Vice President

                                   by:

                                          /s/ Leo Von Reissig
                                          --------------------------------
                                       Name:  Leo Von Reissig
                                       Title: Vice President


                                   ALLIANCE CAPITAL MANAGEMENT L.P., as Manager
                                   on behalf of ALLIANCE CAPITAL FUNDING,
                                   L.L.C., as Assignee
                                   By: Alliance Capital Management Corporation,
                                   General Partner of Alliance Capital
                                   Management L.P.

                                   by:

                                          /s/ Joel Serebransky
                                          --------------------------------
                                       Name:  Joel Serebransky
                                       Title: Senior Vice President


                                   MONUMENT CAPITAL LTD., as Assignee
                                   By: Alliance Capital Management L.P., as
                                   Investment Manager
                                   By: Alliance Capital Management Corporation,
                                   as General Partner

                                   by:

                                          /s/ Joel Serebransky
                                          --------------------------------
                                       Name:  Joel Serebransky
                                       Title: Senior Vice President

                                   NORTHWOODS CAPITAL III, LIMITED
                                   By: Angelo, Gordon & Co., L.P., as
                                   Collateral Manager

                                   by:

                                          /s/ John W. Fraser
                                          --------------------------------
                                       Name:  John W. Fraser
                                       Title: Managing Director


                                   NORTHWOODS CAPITAL II, LIMITED
                                   By: Angelo, Gordon & Co., L.P., as
                                   Collateral Manager

                                   by:

                                          /s/ John W. Fraser
                                          --------------------------------
                                       Name:  John W. Fraser
                                       Title: Managing Director


                                   NORTHWOODS CAPITAL, LIMITED
                                   By: Angelo, Gordon & Co., L.P., as
                                   Collateral Manager

                                   by:

                                          /s/ John W. Fraser
                                          --------------------------------
                                       Name:  John W. Fraser
                                       Title: Managing Director


                                   AG CAPITAL FUNDING PARTNERS, L.P.
                                   By: Angelo, Gordon & Co., L.P., as
                                   Investment Advisor

                                   by:

                                          /s/ John W. Fraser
                                          --------------------------------
                                       Name:  John W. Fraser
                                       Title: Managing Director


                                   FLEET NATIONAL BANK

                                   by:

                                          /s/ Stephen T. Hill
                                          --------------------------------
                                       Name:  Stephen T. Hill
                                       Title: Vice President


                                   FIRST UNION NATIONAL BANK

                                   by:

                                          /s/ David J.C. Silander
                                          --------------------------------
                                       Name:  David J.C. Silander
                                       Title: Vice President

                                   NUVEEN SENIOR INCOME FUND
                                   By: Nuveen Senior Loan Asset Management Inc.

                                   by:

                                          /s/ Lisa M. Mincheski
                                          --------------------------------
                                       Name:  Lisa M. Mincheski
                                       Title: Managing Director